UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2008

CHEETAH OIL & GAS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-26907
(Commission File Number)

93-1118938
(IRS Employer Identification No.)

400-601 West Broadway, Vancouver, BC V5Z 4C2
(Address of principal executive offices and Zip Code)

604-871-4163
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At an extraordinary general meeting of the shareholders of Scotia Petroleum Inc., Cheetah Oil & Gas Ltd., (a former subsidiary of our company) passed a special resolution set out in the notice of meeting dated December 10, 2007 ratifying and approving the sale in 2005 by Scotia of all of the issued and outstanding shares in the capital of Scotia’s wholly owned subsidiary, Scotia Petroleum Limited to Cheetah Oil & Gas (PNG) Ltd., a wholly owned subsidiary of Cheetah Oil & Gas.

Pursuant to the ratification of the approval of the sale, effective May 15, 2008, we entered into a mutual release with Cheetah Oil & Gas, Scotia, and the minority shareholders of Scotia, Paradigm United Kingdom Ltd., David Powell, Troy McIntyre and Wayne Richards. The mutual release settles the acquisition of the interests of the minority shareholders in Scotia with a May 16, 2008 effective date.

Under the mutual release, we have agreed to issue 855,000 shares of restricted stock to the minority shareholders of Scotia as consideration for the outstanding shares of Scotia held by the Scotia shareholders.

Item 3.01 Entry into a Material Definitive Agreement.

On July 11, 2008, we issued 855,000 shares of our common stock to four non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

10.1	Mutual Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD.

/s/ Isaac Moss
Isaac Moss
President

July 15, 2008